                                                                       EXHIBIT 5

                             Executive Officers and
                     Members of the Conseil d'Administration
                                       of
                         AXA COURTAGE ASSURANCE MUTUELLE

      The names of the Members of the Conseil d'Administration and the names and titles of the Executive Officers of AXA Courtage Assurance Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of AXA Courtage Assurance Mutuelle at 26, rue de Louis-le-Grand, 75002 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Courtage Assurance Mutuelle and each individual is a citizen of the Republic of France.

NAME, BUSINESS ADDRESS                 PRESENT PRINCIPAL OCCUPATION

*  Claude Bebear                       Chairman; Chairman of the Supervisory
   25, avenue Matignon                 Board, AXA
   75008 Paris, France

*  Jean-Pierre Chaffin                 Chairman, Federation de la
   5, rue de La Bruyere                Metallurgie (industry)
   75009 Paris, France

*  Francis Cordier                     Chairman and Chief Executive Officer,
   rue Nicephore Niepce BP 232 76304   Group Demay Lesieur (food industry)
   Sotteville Les Rouen, France

*  Gerard Coutelle                     Retired

*  Henri de Castries                   Chairman of the Management Board,
   25, avenue Matignon                 AXA
   75008 Paris, France

   Jacques Deparis                     Executive Officer

*  Pierre de Waziers                   Managing Director, E.A.C.M.
   8, rue Sainte Lucie
   75015 Paris, France

*  Jean-Rene Fourtou                   Vice-Chairman of the Management Board,
   25, quai Paul Doumer                Aventis; Managing Director, Aventis
   92408 Courbevoie, France            (chemicals)

*  Patrice Garnier                     Retired
   Latreaumont
   76360 Barentin, France

NAME, BUSINESS ADDRESS                 PRESENT PRINCIPAL OCCUPATION

*  Henri Lachmann                      Chairman and Chief Executive Officer,
   43-45, boulevard Franklin           Schneider Electric (electric equipment)
    Roosevelt
   92500 Rueil-Malmaison, France

*  Jean de Ribes                       Managing Director,
   38, rue Fortuny                     Fortuny Finance Conseil (banking)
   75017 Paris, France

*  Georges Rousseau                    Retired

*  Claude Tendil                       Vice-Chairman of the Management Board,
   25, avenue Matignon                 AXA; Chairman and Chief Executive Officer
   75008 Paris, France                 of the Insurance Companies in France, AXA


----------
* Member, Conseil d'Administration


                                       2